UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

January 4, 2024
Dear Silver Star Stockholders,
Shareholders have asked me, “We are with you and love the pivot strategy to self-storage, but are you committed?” I can whole-heartedly answer that never have I been more committed to any transaction than this pivot at Silver Star, despite my numerous previous successes.  This pivot is a major realignment of the resources of Silver Star and creates the opportunity for stockholders to profit substantially. I understand an athlete’s desire to achieve, and I believe that such an achievement-oriented attitude is what built the America that we know and love and what will keep it strong. I am committed to see this Company through to fully achieving the pivot and becoming a fully operating successful business in the self storage sector.
We know that there are some stockholders whose personal situation requires liquidity from their Silver Star stock. Within the next few days Silver Star expects to announce the direct listing of our stock on the LODAS Markets platform (LODASMarkets.com) which should begin to provide liquidity opportunities for our stockholders.
For those who are continuing with us, as soon as we have completed the orderly conversion out of the legacy assets into self storage assets, we plan to have Silver Star immediately return capital to the shareholders through a special distribution of at least $20 million, which we expect will just be the beginning of additional distributions from Silver Star.
During this process we have faced some headwinds as Mark Torok, our then CEO, resigned because of family illness. Before that as we examined strategic options for Silver Star, he advised that an outright liquidation of Silver Star, as is being proposed by Allen Hartman, would not produce distributable proceeds in excess of $2.00 per share. Reserves for taxes, other liabilities, and discharging payables would have to be set aside, and such reserves could last for at least 4 years in all probability, delaying liquidation payments to stockholders. Further, asset sales would be subject to tax; because in a liquidation, our property sales could not utilize tax-free exchange rules. In contrast, the transformation of Silver Star in the pivot to self storage could be done substantially tax free because the acquisition of self storage assets can be done through 1031 like-kind exchanges, creating a tax savings opportunity while creating a strong, cash flowing property portfolio. As you know David Wheeler our co-CEO and President just successfully executed on this strategy at the end of 2023.
We have been sorry to hear that, despite our progress, Hartman continues to misrepresent the Executive Committee’s compensation. He has accused the Executive Committee of excessive compensation, mischaracterizing the compensation plan for our Executive Committee as entitling them to payments of $19 million, when in fact they have received less than $1 million. Moreover, the plan grants have consisted solely of profits interests which only compensate us based on the future value that we create and only when you, our stockholders, have made money. In fact, a nationally recognized compensation expert said that we could have granted even more because we are only paid based on future profits of the Company, though we granted what we thought was fair. We will not make one dime unless you were also making money. You will be with us as we forge ahead, committed to digging out of the hole that Hartman created and creating future profits for all stockholders.
If you vote early and now, we can close out this consent solicitation process and move on to rebuilding the Company with a new focus and significantly improved profit opportunities for you.
Enclosed is a previously circulated mailing summarizing the problems associated with Allen Hartman. He is even using his inexperienced daughter, never having made a dime for any stockholder, to contact you and is still grooming her to take over your company if he regains control.
Finally, I hereby challenge Allen Hartman to an open debate on value to our stockholders of the Executive Committee’s Pivot Plan v. Hartman’s liquidation plan in order to put to rest his false claims about a pot of gold being available for stockholders to receive liquidation funds. If he accepts this challenge, we will prove that it is just be another unfilled promise Hartman has made to you.
We look forward to your continued support.
Sincerely,

The Executive Committee
of Silver Star Properties REIT, Inc.
Gerald Haddock
Jack Tompkins
James Still

PLEASE SUBMIT YOUR CONSENT TODAY

Your consent is important. We ask that you provide your consent as soon as possible. You may consent in any one of the following ways:

• Use the toll-free telephone number 1-855-208-8903 from the U.S. or Canada

• Sign, date, and return the enclosed consent card using the included postage-paid envelope

• Use the Internet website at www.okapivote.com/silverstarconsent. Please refer to the below control number to submit your consent online.

If you need any assistance, please contact Okapi Partners at Tel: 1-855-208-8903

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 (“Annual Report”) and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date hereof and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Additional Information and Where to Find It

2909 Hillcroft, Suite 420 | Houston, TX 77057 | 800-880-2212 | www.SilverStarREIT.com

The Company has filed with the SEC a definitive proxy statement on Schedule 14A on November 29, 2023, containing relevant documents with respect to its solicitation of proxies for the Company’s stockholder consent in lieu of annual meeting for the 2023 fiscal year (the “2023 Consent Solicitation”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants

The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with matters to be considered in connection with the 2023 Consent Solicitation. Information about the Company’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in the Company’s definitive proxy statement for the 2023 Consent Solicitation. To the extent holdings of The Company securities reported in the definitive proxy statement for the 2023 Consent Solicitation have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

2909 Hillcroft, Suite 420 | Houston, TX 77057 | 800-880-2212 | www.SilverStarREIT.com